Exhibit 99.1
RingCentral Announces First Quarter 2026 Financial Results
Total Revenue of $644 million, at higher end of guidance
Record GAAP operating margin of 7.8% and non-GAAP operating margin of 22.9%
ARR from customers utilizing paid AI products is over 10% of total ARR, doubling year over year
Raising full year outlook on revenue, margins and free cash flow

Belmont, Calif. – May 7, 2026 – RingCentral, Inc. (NYSE: RNG), a global leader in AI-powered customer engagement, today announced financial results for the first quarter ended March 31, 2026.
First Quarter Financial Highlights
•Subscriptions revenue increased approximately 6% year-over-year to $623 million.
•Total revenue increased approximately 5% year-over-year to $644 million.
•GAAP operating margin of 7.8%, compared to 1.7% in the prior year.
•Non-GAAP operating margin of 22.9%, up 110 basis points year-over-year.
•GAAP EPS of $0.35 compared to $(0.11) last year.
•Net cash provided by operating activities of $164 million, up 9.6% year-over-year.
•Free cash flow of $141 million, up 8.0% year over year.
•Reduced stock-based compensation expense as a percentage of revenue by 420 basis points year-over-year.
•Repurchased approximately 2.6 million shares for a total of $81 million.
•Repaid $609 million aggregate principal amount of Convertible Senior Notes due 2026 upon maturity in March. Currently, the Company has no debt maturities due until 2030.

“We delivered another solid quarter, with revenue at the high end of our guidance, record operating margins, and strong free cash flow,” said Vlad Shmunis, founder and CEO of RingCentral. “We are delivering an AI-first customer engagement platform at-scale, enabling AI and human agents to work together across every modality and device. Our native AI products continue to gain traction, with ARR from customers using at least one paid AI product standing at over 10% of total ARR, and doubling year-over-year. These results, combined with our strong R&D muscle, commitment to innovation, and scaled GTM give us confidence to raise our full year outlook on revenue, margins, and free cash flow.”

RingCentral Declares a Dividend

RingCentral declared a quarterly cash dividend of $0.075 per share of our outstanding capital stock, payable on June 11, 2026 to stockholders of record as of the close of business on June 2, 2026.
Financial Results for the First Quarter 2026
•Revenue: Total revenue was $644 million for the first quarter of 2026, up from $612 million in the first quarter of 2025, representing 5% year-over-year growth. Subscriptions revenue of $623 million increased 6% year-over-year and accounted for 97% of total revenue.
•Operating Income: GAAP operating income was $50 million, compared to $10 million in the same period last year. Non-GAAP operating income was $147 million, or 22.9% of total revenue, compared to $133 million, or 21.8% of total revenue, in the same period last year.
•Adjusted EBITDA: Adjusted EBITDA was $170 million, or 26.3% of total revenue, compared to $155 million, or 25.3% of total revenue, in the same period last year.

•Net Income (Loss) Per Share: GAAP net income per diluted share improved to $0.35, compared to ($0.11) in the same period last year. Diluted non-GAAP net income per share was $1.20, compared to $1.00 per share in the same period last year. The first quarters of 2026 and 2025 each reflected a non-GAAP tax rate of approximately 22.5%.
•Cash Flow: Net cash provided by operating activities for the first quarter of 2026 was $164 million, or 25.5% of total revenue, compared to $150 million, or 24.5% of total revenue, for the first quarter of 2025. Free cash flow for the first quarter of 2026 was $141 million, or 21.8% of total revenue, compared to $130 million, or 21.3% of total revenue, for the first quarter of 2025.
•Cash and Cash Equivalents: Total cash and cash equivalents at the end of the first quarter of 2026 was $117 million. Our cash balance reflects the repurchase of $81 million in shares during the first quarter of 2026 under the share repurchase plans previously authorized by our Board. We currently have approximately $418 million remaining under our total authorization.
Additional Highlights
Product Innovation
•Announced RingCentral AIR Pro™ and AIR Pro for Healthcare, a voice-first, omnichannel AI agent platform, which enables anyone to design, build, and deploy voice and digital AI agents in minutes using natural language.
•Announced the availability of Branded Messaging through Rich Communication Services (RCS) and Enterprise Branded Calling. This enables businesses to deliver rich, branded messaging and calling experiences, with verified business identities, all within the recipient's native messaging app.
•Announced expanded global messaging with SMS in UK and Australia and launched support for SMS notifications across 190 countries.
•Announced AI Receptionist (AIR) for SMS and call queues, expanding AIR into a cross-channel automation layer that spans both voice and SMS.
•Announced Customer Engagement Bundle (CEB) for Microsoft Teams, which brings lightweight contact center capabilities into the Teams environment.
GTM Highlights
•Cox Business Announced New AI-First Contact Center Solution Powered by RingCentral, which introduces an AI-first, omni-channel platform designed to help organizations modernize customer engagement.
•RingCentral announced a partnership expansion with Spectrum Business to make RingCX and AI Conversation Expert (ACE) available to Spectrum Business customers.
Industry Recognition
•RingCentral was named a Leader in the IDC MarketScape: Worldwide Communications Engagement Platforms 2026, recognized for its unified UCaaS, CCaaS, and CPaaS architecture and deep AI integration.
•RingCentral was recognized as a Leader in the Omdia Universe: Customer Engagement Platforms, 2026 report, advancing from Challenger in the prior year's report, and received a best-in-class 99% score for Vendor Execution.
•RingCentral was named a Top CCaaS Provider in Metrigy’s 2026 MetriStar Report and is one of only three providers to earn a 2026 Top Provider Award for CCaaS and WEM.

Financial Outlook
Second Quarter 2026 Guidance:
•Subscriptions revenue of $628 to $633 million.
•Total revenue of $648 to $653 million.
•GAAP operating margin of 6.6% to 7.6%.
•Non-GAAP operating margin of 23.0% to 23.2%
•Non-GAAP EPS of $1.15 to $1.17 based on approximately 87.0 million fully diluted shares.
•Share-based compensation of $58 to $62 million.

Our full year 2026 guidance is:
•Raising subscriptions revenue range to $2.54 billion to $2.56 billion.
•Raising total revenue range to $2.62 billion to $2.64 billion.
•Raising GAAP operating margin of 8.9% to 9.6%.
•Raising non-GAAP operating margin of approximately 23.3% to 23.7%.
•Raising non-GAAP EPS of $4.85 to $5.01 based on 87.0 to 86.5 million fully diluted shares.
•Share-based compensation of $240 to $245 million.
•Raising free cash flow guidance of $590 to $605 million.
Conference Call Details:
•What: RingCentral financial results for the first quarter of 2026 and outlook for the second quarter and full year of 2026.
•When: Thursday, May 7, 2026 at 2:00PM PT (5:00PM ET).
•Dial-in: 1-888-349-0093 from the United States; 1-412-317-5201 internationally
•Webcast: https://ir.ringcentral.com (live and replay).
Investor Presentation Details
An investor presentation providing additional information and analysis can be found at https://ir.ringcentral.com.
About RingCentral
RingCentral is a global leader in AI–powered customer engagement, delivering an integrated platform for business phone, SMS, contact center, workforce engagement management, video collaboration, and messaging. Powered by advanced AI capabilities, RingCentral delivers intelligence at every phase of the conversation journey — before, during, and after each human interaction. With RingCentral, businesses can work smarter, respond faster, and connect more meaningfully with their customers. Visit ringcentral.com to learn more.
Forward-Looking Statements
This press release contains “forward-looking statements,” including but not limited to, statements regarding our future financial results, our GAAP and non-GAAP guidance, the results of the pace of our innovation, our expectations around the contribution of our new products, and our expectations around the demand for our products. Forward-looking statements are subject to known and unknown risks and uncertainties, and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: our ability to attract new customers and grow at our expected rate of growth; our ability to add and retain larger and enterprise customers and enter new geographies and markets; our ability to develop and continue to release, and gain customer acceptance of, new and improved versions of our services; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with channel partners and strategic partners; our ability to realize the anticipated benefits of our strategic relationships; our ability to successfully and timely integrate, and realize the benefits of any significant acquisition we may make; our ability to manage our expenses and growth; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and in other filings we make with the Securities and Exchange Commission from time to time.
All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

Non-GAAP Financial Measures
Our reported financial results and financial outlook include certain Non-GAAP financial measures, including Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP income from operations, Non-GAAP operating margin, Non-GAAP adjusted EBITDA, Non-GAAP net income, Non-GAAP net income per diluted share, Non-GAAP free cash flow and Non-GAAP free cash flow margin.
Non-GAAP subscriptions gross margin is defined as Non-GAAP subscriptions gross profit divided by GAAP subscriptions revenues. Non-GAAP subscriptions gross profit is defined as GAAP subscriptions revenues less Non-GAAP subscriptions cost of revenues. Non-GAAP subscriptions cost of revenues is defined as GAAP subscriptions cost of revenues adjusted for share-based compensation which includes related employer payroll taxes, amortization of acquired intangibles, third-party relocation and other costs and restructuring costs.
Non-GAAP other gross margin is defined as Non-GAAP other gross profit divided by GAAP other revenues. Non-GAAP other gross profit is defined as GAAP other revenues less Non-GAAP other cost of revenues. Non-GAAP other cost of revenues is defined as GAAP other cost of revenues adjusted for share-based compensation which includes related employer payroll taxes, amortization of acquired intangibles and restructuring costs.
Non-GAAP income from operations is defined as GAAP income from operations excluding share-based compensation which includes related employer payroll taxes, amortization of acquired intangibles, asset write-down charges, third-party relocation costs tied to the conflict between Russia and Ukraine and other costs including acquisition-related transaction costs, certain litigation-related costs, change in fair-value of contingent consideration, one-time expenses related to strategic consulting services, other cost-reduction and productivity initiatives, and restructuring costs. Non-GAAP operating margin is defined as Non-GAAP income from operations divided by total GAAP revenue. Non-GAAP adjusted EBITDA is defined as Non-GAAP income from operations excluding depreciation and amortization.
Non-GAAP net income is defined as GAAP net income (loss) excluding share-based compensation which includes related employer payroll taxes, amortization of acquired intangibles, asset write-down charges, third-party relocation costs tied to the conflict between Russia and Ukraine and other costs including acquisition-related transaction costs, certain litigation-related costs, change in fair-value of contingent consideration, loss (gain) associated with investments, intercompany remeasurement gains or losses, one-time expenses related to strategic consulting services, other cost-reduction and productivity initiatives, restructuring costs, non-cash interest expense associated with amortization of debt discount and loss (gain) on early extinguishment of debt, and the related income tax effect of these adjustments.
Non-GAAP free cash flow is defined as GAAP net cash provided by operating activities adjusted for capital expenditures including purchases of property and equipment and capitalized internal-use software. We believe information regarding Non-GAAP free cash flow provides useful information to investors in understanding and evaluating the strength of liquidity and available cash. Non-GAAP free cash flow margin is defined as Non-GAAP free cash flow divided by total GAAP revenues.
We have included Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income , Non-GAAP net income per diluted share, Non-GAAP free cash flow and Non-GAAP free cash flow margin in this press release because they are key measures used by us to understand and evaluate our operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, the exclusion of certain expenses and cash flow items in calculating Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income, Non-GAAP net income per diluted share, Non-GAAP free cash flow, and Non-GAAP free cash flow margin provide useful measure for period-to-period comparisons of our business.

Although Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income, Non-GAAP net income per diluted share, Non-GAAP free cash flow and Non-GAAP free cash flow margin are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.
For a reconciliation of our forecasted non-GAAP operating margin and free cash flow, see “Reconciliation of Forecasted Operating Margin GAAP Measures to Non-GAAP Measures.” We have not reconciled our forecasted non-GAAP EPS to its respective forecasted GAAP measure because we do not provide guidance on it. We do not provide guidance on forecasted GAAP EPS because of the inherent uncertainty and complexity involved in forecasting the intercompany remeasurement gain (loss), gain (loss) associated with investments, gain (loss) on early debt extinguishment, and provision (benefit) from income taxes, which could be significant reconciling items between the non-GAAP and respective GAAP measures. The intercompany remeasurement gain (loss) is affected by the movement in various exchange rates relative to the U.S. Dollar, which is difficult to predict and subject to constant change. We do not provide guidance on gain (loss) associated with investments as it is based on future share prices, which are difficult to predict and subject to inherent uncertainties. We do not provide guidance on gain (loss) on early debt extinguishments as these are based on future conversion requests and interest rates, which are difficult to predict and are subject to inherent uncertainties. We do not provide guidance on forecasted GAAP tax rates as we do not forecast discrete tax items as they are difficult to predict. We utilized a projected long-term tax rate in our computation of the non-GAAP income tax provision. For fiscal 2026, we have determined the projected non-GAAP tax rate to be 22.5%. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.
Reconciliations of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release.
Our reported results also include our annualized exit monthly recurring subscriptions (ARR), as well as Net Monthly Subscriptions Dollar Retention Rate. We define our ARR as our monthly recurring subscriptions (MRR) multiplied by 12. Our MRR equals the monthly value of all customer recurring charges contracted at the end of a given month. We believe this metric is a leading indicator of our anticipated subscriptions revenue. We define our Net Monthly Subscription Dollar Retention Rate as (i) one plus (ii) the quotient of Dollar Net Change divided by Average Monthly Recurring Subscriptions. We calculate dollar net change as the quotient of (i) the difference of our monthly recurring subscriptions at the end of a period minus our monthly recurring subscriptions at the beginning of a period minus our monthly recurring subscriptions at the end of the period from new customers we added during the period, (ii) all divided by the number of months in the period. We define our average monthly recurring subscriptions as the average of the monthly recurring subscriptions at the beginning and end of the measurement period.
© 2026 RingCentral, Inc. All rights reserved. RingCentral, RingCentral Contact Center and the RingCentral logo are trademarks of RingCentral, Inc.
Investor Relations Contact:
Steven Horwitz
ir@ringcentral.com

Media Contact:
Mariana Leventis, RingCentral
Mariana.Leventis@ringcentral.com

TABLE 1
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$116,578	$132,564
Accounts receivable, net	362,536	384,100
Deferred and prepaid sales commission costs	162,174	167,304
Prepaid expenses and other current assets	86,545	81,190
Total current assets	727,833	765,158
Property and equipment, net	189,061	186,570
Operating lease right-of-use assets	43,815	30,855
Deferred and prepaid sales commission costs, non-current	237,764	252,504
Goodwill	102,984	97,792
Acquired intangibles, net	111,502	135,410
Other assets	8,670	13,166
Total assets	$1,421,629	$1,481,455
Liabilities, Temporary Equity, and Stockholders’ Deficit
Current liabilities
Accounts payable	$29,675	$27,677
Accrued liabilities	302,083	297,633
Current portion of long-term debt, net	46,269	624,216
Deferred revenue	257,367	269,122
Total current liabilities	635,394	1,218,648
Long-term debt, net	1,159,378	629,580
Operating lease liabilities	26,602	14,372
Other long-term liabilities	10,128	7,525
Total liabilities	1,831,502	1,870,125

Temporary equity
Series A convertible preferred stock	199,449	199,449

Stockholders’ deficit
Common stock	8	9
Additional paid-in capital	1,078,877	1,123,447
Accumulated other comprehensive income	1,621	2,458
Accumulated deficit	(1,689,828)	(1,714,033)
Total stockholders’ deficit	(609,322)	(588,119)
Total liabilities, temporary equity and stockholders’ deficit	$1,421,629	$1,481,455

TABLE 2
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
Revenues
Subscriptions	$623,166	$590,112
Other	21,033	21,944
Total revenues	644,199	612,056
Cost of revenues
Subscriptions	154,408	153,095
Other	25,022	27,355
Total cost of revenues	179,430	180,450
Gross profit	464,769	431,606
Operating expenses
Research and development	81,713	81,983
Sales and marketing	272,843	274,898
General and administrative	60,185	64,385
Total operating expenses	414,741	421,266
Income from operations	50,028	10,340
Other income (expense), net
Interest expense	(14,805)	(16,115)
Other (expense) income	(1,114)	1,402
Other expense, net	(15,919)	(14,713)
Income (loss) before income taxes	34,109	(4,373)
Provision for income taxes	3,491	5,955
Net income (loss)	$30,618	$(10,328)
Net income (loss) per common share
Basic	$0.36	$(0.11)
Diluted	$0.35	$(0.11)
Weighted-average number of shares used in computing net income (loss) per share
Basic	84,662	91,015
Diluted	86,991	91,015

TABLE 3
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net income (loss)	$30,618	$(10,328)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	56,911	55,061
Share-based compensation	54,665	77,881
Amortization of deferred and prepaid sales commission costs	39,436	40,789
Amortization of debt discount and issuance costs	976	1,131
Loss on early extinguishment of debt	1,606	—
Reduction of operating lease right-of-use assets	6,419	6,985
Provision for bad debt	3,739	4,437
Other	4,235	(234)
Changes in assets and liabilities:
Accounts receivable	20,741	698
Deferred and prepaid sales commission costs	(27,574)	(25,236)
Prepaid expenses and other assets	(5,272)	(5,399)
Accounts payable	(425)	38,461
Accrued and other liabilities	(3,693)	(15,997)
Deferred revenue	(11,862)	(13,189)
Operating lease liabilities	(6,474)	(5,398)
Net cash provided by operating activities	164,046	149,662
Cash flows from investing activities
Purchases of property and equipment	(6,544)	(5,587)
Capitalized internal-use software	(16,855)	(13,899)
Cash paid for business combination, net of cash acquired	(7,929)	—
Net cash used in investing activities	(31,328)	(19,486)
Cash flows from financing activities
Payments for taxes related to net share settlement of equity awards	(10,760)	(1,904)
Payments for repurchases of common stock	(81,334)	(50,000)
Payment of dividends	(6,413)	—
Proceeds from issuance of long-term debt	600,000	—
Payments for the settlement of convertible notes	(609,065)	(161,326)
Repurchases of principal on senior notes	(26,250)	—
Repayments of principal on term loan	(11,567)	(5,000)
Payments for fees on long-term debt	(620)	(1,018)
Repayments of financing obligations	(633)	(633)
Payments for contingent consideration	(889)	—
Net cash used in financing activities	(147,531)	(219,881)
Effect of exchange rate changes	(1,173)	1,330
Net decrease in cash, cash equivalents, and restricted cash	(15,986)	(88,375)
Cash, cash equivalents, and restricted cash
Beginning of period	132,564	242,811
End of period	$116,578	$154,436

TABLE 4
RINGCENTRAL, INC.
RECONCILIATION OF OPERATING INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in thousands)

	Three Months Ended March 31,
	2026	2025
Revenues
Subscriptions	$623,166	$590,112
Other	21,033	21,944
Total revenues	644,199	612,056
Cost of revenues reconciliation
GAAP Subscriptions cost of revenues	$154,408	$153,095
Share-based compensation	(2,891)	(4,929)
Amortization of acquired intangibles	(31,537)	(31,224)
Third-party relocation and other costs, net	—	(8)
Restructuring costs	(421)	(959)
Non-GAAP Subscriptions cost of revenues	$119,559	$115,975

GAAP Other cost of revenues	25,022	27,355
Share-based compensation	(523)	(1,545)
Amortization of acquired intangibles	(79)	(84)
Restructuring costs	(107)	(576)
Non-GAAP Other cost of revenues	$24,313	$25,150
Gross profit and gross margin reconciliation
Non-GAAP Subscriptions	80.8%	80.3%
Non-GAAP Other	(15.6)%	(14.6)%
Non-GAAP Gross profit	77.7%	76.9%
Operating expenses reconciliation
GAAP Research and development	$81,713	$81,983
Share-based compensation	(14,987)	(18,271)
Third-party relocation and other costs, net	(11)	(333)
Restructuring costs	(557)	(1,694)
Non-GAAP Research and development	$66,158	$61,685
As a % of total revenues non-GAAP	10.3%	10.1%

GAAP Sales and marketing	$272,843	$274,898
Share-based compensation	(24,588)	(36,037)
Amortization of acquired intangibles	(2,920)	(2,055)
Third-party relocation and other costs, net	—	(566)
Restructuring costs	(642)	(2,988)
Non-GAAP Sales and marketing	$244,693	$233,252
As a % of total revenues non-GAAP	38.0%	38.1%

GAAP General and administrative	$60,185	$64,385
Share-based compensation	(14,580)	(19,534)
Third-party relocation and other costs, net	(2,338)	(1,374)
Restructuring costs	(1,116)	(873)
Non-GAAP General and administrative	$42,151	$42,604
As a % of total revenues non-GAAP	6.5%	7.0%
Income (loss) from operations reconciliation
GAAP income from operations	$50,028	$10,340
Share-based compensation	57,569	80,316
Amortization of acquired intangibles	34,536	33,363
Third-party relocation and other costs, net	2,349	2,281
Restructuring costs	2,843	7,090
Non-GAAP Income from operations	$147,325	$133,390
Non-GAAP Operating margin	22.9%	21.8%
Adjusted EBITDA reconciliation
Depreciation and amortization	22,375	21,698
Non-GAAP Adjusted EBITDA	$169,700	$155,088
As a % of total revenues non-GAAP	26.3%	25.3%

TABLE 5
RINGCENTRAL, INC.
RECONCILIATION OF NET INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share data) (Unaudited)

	Three Months Ended March 31,
	2026	2025
Net income (loss) reconciliation
GAAP net income (loss)	$30,618	$(10,328)
Share-based compensation	57,569	80,316
Amortization of acquired intangibles	34,536	33,363
Third-party relocation and other costs, net	2,764	2,203
Restructuring costs	2,843	7,090
Amortization of debt discount and extinguishment costs	2,582	1,131
Income tax expense effects	(26,750)	(20,984)
Non-GAAP net income	$104,162	$92,791
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net income (loss) per common share:
Weighted average number of shares used in computing basic net income (loss) per share	84,662	91,015
Effect of dilutive securities	2,329	—
GAAP weighted average shares used in computing GAAP diluted net income (loss) per share	86,991	91,015
Effect of dilutive securities	—	1,908
Non-GAAP weighted average shares used in computing non-GAAP diluted net income (loss) per share	86,991	92,923

Diluted net income (loss) per share
GAAP net income (loss) per share	$0.35	$(0.11)
Non-GAAP net income (loss) per share	$1.20	$1.00

TABLE 6
RINGCENTRAL, INC.
RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES
GAAP MEASURES TO NON-GAAP FREE CASH FLOW MEASURES
(Unaudited, in thousands)

	Three Months Ended March 31,
	2026	2025
Net cash provided by operating activities	$164,046	$149,662
Capitalized expenditures	(23,399)	(19,486)
Non-GAAP free cash flow	$140,647	$130,176
Non-GAAP free cash flow margin	21.8%	21.3%

TABLE 7
RINGCENTRAL, INC.
RECONCILIATION OF FORECASTED OPERATING MARGIN AND FREE CASH FLOW
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in millions)

	Q2 2026		FY 2026
	Low Range	High Range	Low Range	High Range
GAAP income from operations	43	50	234	254
GAAP operating margin	6.6%	7.6%	8.9%	9.6%
Share-based compensation	62	58	245	240
Amortization of acquired intangibles	34	34	116	116
Third-party relocation, restructuring and other costs	11	10	15	15
Non-GAAP income from operations	149	151	610	625
Non-GAAP operating margin	23.0%	23.2%	23.3%	23.7%

	FY 2026
	Low Range	High Range
GAAP net cash provided by operating activities	$685	$695
Capitalized expenditures	(95)	(90)
Non-GAAP free cash flow	$590	$605